(h)(2)(i)

September 28, 2011

Todd Modic

Senior Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Amended and Restated Administrative Services Agreement dated November 19, 2003, as amended, between ING Partners, Inc. and ING Funds Services, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING Index Solution 2020 Portfolio, ING Index Solution 2030 Portfolio, ING Index Solution 2040 Portfolio, ING Index Solution 2050 Portfolio, and ING Solution 2020 Portfolio, ING Solution 2030 Portfolio, ING Solution 2040 Portfolio, and ING Solution 2050 Portfolio, each a newly established series of ING Partners, Inc. (collectively, the “New Series”), upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A and Amended Schedule B of the Agreement.  The Amended Schedule A and Amended Schedule B are attached hereto.

The Amended Schedule A and the Amended Schedule B have also been updated 1) to reflect name changes for ING Van Kampen Comstock Portfolio to ING Invesco Van Kampen Comstock Portfolio, and ING Van Kampen Equity and Income Portfolio to ING Invesco Van Kampen Equity and Income Portfolio, and 2) by the removal of Legg Mason ClearBridge Aggressive Growth Portfolio, and ING Oppenheimber Global Strategic Income Portfolio, as these fund recently merged, or are no longer on the Agreement.

Please signify your acceptance to act as Administrator under the Agreement with respect to the New Series by signing below where indicated.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.
ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Partners, Inc.

AMENDED SCHEDULE A

SERIES OF

ING PARTNERS, INC.

ING American Century Small-Mid Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Davis New York Venture Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Global Bond Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2020 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2030 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2040 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2050 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING Invesco Van Kampen Comstock Portfolio
ING Invesco Van Kampen Equity and Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Oppenheimer Global Portfolio
ING PIMCO Total Return Portfolio
ING Solution 2015 Portfolio
ING Solution 2020 Portfolio
ING Solution 2025 Portfolio
ING Solution 2030 Portfolio
ING Solution 2035 Portfolio
ING Solution 2040 Portfolio
ING Solution 2045 Portfolio
ING Solution 2050 Portfolio
ING Solution 2055 Portfolio
ING Solution Aggressive Growth Portfolio
ING Solution Conservative
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING Solution Moderate Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio

AMENDED SCHEDULE B

ADMINISTRATIVE SERVICES FEES

SERIES	FEES

ING American Century Small-Mid Cap Value Portfolio	0.25%

ING Baron Small Cap Growth Portfolio	0.23%

ING Davis New York Venture Portfolio	0.10%

ING Fidelity® VIP Contrafund® Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Equity-Income Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Mid Cap Portfolio	0.05% while Series invested in Master 0.17% for Stand-alone Series

ING Index Solution 2015 Portfolio	0.02%

ING Index Solution 2020 Portfolio	0.02%

ING Index Solution 2025 Portfolio	0.02%

ING Index Solution 2030 Portfolio	0.02%

ING Index Solution 2035 Portfolio	0.02%

ING Index Solution 2040 Portfolio	0.02%

ING Index Solution 2045 Portfolio	0.02%

ING Index Solution 2050 Portfolio	0.02%

ING Index Solution 2055 Portfolio	0.02%

ING Index Solution Income Portfolio	0.02%

ING Invesco Van Kampen Comstock Portfolio	0.25% on first $1.1 billion 0.20% thereafter

ING Invesco Van Kampen Equity and Income Portfolio	0.10%

ING JPMorgan Mid Cap Value Portfolio	0.25%

ING Oppenheimer Global Portfolio	0.06%

SERIES	FEES

ING PIMCO Total Return Portfolio	0.25% on first $250 million 0.10% on next $100 million 0.05% on next $100 million 0.03% thereafter

ING Solution 2015 Portfolio	0.02%

ING Solution 2020 Portfolio	0.02%

ING Solution 2025 Portfolio	0.02%

ING Solution 2030 Portfolio	0.02%

ING Solution 2035 Portfolio	0.02%

ING Solution 2040 Portfolio	0.02%

ING Solution 2045 Portfolio	0.02%

ING Solution 2050 Portfolio	0.02%

ING Solution 2055 Portfolio	0.02%

ING Solution Aggressive Growth Portfolio	0.02%

ING Solution Conservative Portfolio	0.02%

ING Solution Growth Portfolio	0.02%

ING Solution Income Portfolio	0.02%

ING Solution Moderate Portfolio	0.02%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.02%

ING T. Rowe Price Growth Equity Portfolio	0.15%

ING Thornburg Value Portfolio	0.25%

ING UBS U.S. Large Cap Equity Portfolio	0.15%